                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                                                              February 16, 2001

Dear Shareholder:

   We cordially invite you to attend Morgan Stanley Dean Witter's 2001 Annual Meeting of Shareholders on Thursday, March 22nd, in the Executive Conference Room on the third floor at our offices at the Harborside Financial Center, Plaza Two, Jersey City, New Jersey. At our meeting, you will vote on proposals to elect directors, approve a performance formula governing annual bonuses for certain executive officers and approve the appointment of our auditors, and consider other business.

   Enclosed is a notice of matters to be voted on at the meeting, a copy of our Proxy Statement and a form of proxy, along with our Summary Annual Report and our Annual Report on Form 10-K.

   We hope you will read the enclosed Proxy Statement and then promptly submit your proxy. We appreciate your cooperation. If you attend the Annual Meeting, you may vote in person even if you submitted your proxy.


Very truly yours,

/s/ Philip J. Purcell                    /s/ John J. Mack


Philip J. Purcell                        John J. Mack
Chairman and Chief Executive Officer     President and Chief Operating Officer

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                                                              February 16, 2001

   The 2001 Annual Meeting will be held in the Executive Conference Room on the third floor at the Company's offices at the Harborside Financial Center, Plaza Two, Jersey City, New Jersey, on Thursday, March 22, 2001, at 9:00 a.m. to:

     1. Elect three directors to the Board of Directors for a three-year term;

     2. Ratify the appointment of Deloitte & Touche LLP as independent auditors;

     3. Approve a performance formula governing annual bonuses for certain executive officers; and

     4. Transact such other business as may properly come before the meeting.

   The record date for determining shareholders entitled to vote at the Annual Meeting was the close of business on January 22, 2001. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.


                                        /s/ Donald G. Kempf, Jr.

                                        Donald G. Kempf, Jr.
                                        Executive Vice President,
                                        Chief Legal Officer and Secretary

                 PLEASE COMPLETE AND RETURN YOUR PROXY IN THE
                    ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY
                         BY TELEPHONE OR THE INTERNET.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Voting information.......................................................   1
Cost of proxy solicitation...............................................   3
Presentation of information by fiscal year...............................   3
ITEM 1--ELECTION OF DIRECTORS............................................   3
  Board of Directors meetings and committees.............................   5
  Director compensation..................................................   5
Stock ownership of management............................................   5
Principal shareholders...................................................   6
Summary compensation table...............................................   7
Option grants in last fiscal year........................................   8
Aggregated option exercises in last fiscal year and fiscal year-end
 option values...........................................................   9
Pension plans............................................................  10
Termination agreement....................................................  11
Compensation Committee Report on Executive Compensation..................  11
Section 16(a) beneficial ownership reporting compliance..................  14
Certain transactions.....................................................  14
Stock performance graph..................................................  15
Audit Committee Report...................................................  15
ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..............  16
ITEM 3--APPROVAL OF A PERFORMANCE FORMULA FOR CERTAIN
 EXECUTIVE OFFICERS......................................................  17
Shareholder proposals for the 2002 Annual Meeting........................  18
Attachment: Charter of the Audit Committee of the Board of Directors

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Morgan Stanley Dean Witter & Co. for the 2001 Annual Meeting of Shareholders on Thursday, March 22, 2001, at 9:00 a.m. We invite you to attend in person. In this Proxy Statement, we refer to Morgan Stanley Dean Witter & Co. as the "Company," "we" or "us."

Voting information.

Record date. The record date for the Annual Meeting is January 22, 2001. You may vote all shares of the Company's common stock that you owned as of the close of business on that date. On January 22, 2001, 1,116,902,168 shares of common stock were outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. We are mailing this Proxy Statement and the accompanying form of proxy to shareholders on or about February 20, 2001.

How to vote. As described below, you may submit your proxy or voting instruction by mail, telephone or the Internet, even if you plan to attend the meeting.

   By mail. If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

   By telephone. If you hold your shares in street name, your broker can advise whether you will be able to submit voting instructions by telephone. If you hold your shares in your name and are located in the United States, you can vote your shares by proxy by calling 1-800-690-6903. The telephone voting system has voice-activated, easy-to-follow instructions and allows you to confirm that the system properly recorded your vote.

   By Internet. If you hold your shares in street name, your broker can advise you whether you will be able to submit voting instructions by Internet. If you hold your shares in your name, you can vote your shares by proxy by following the directions provided at www.proxyvote.com. You will be able to confirm that the system properly recorded your vote. You may incur costs such as telephone and Internet access charges.

   At the Annual Meeting. Submitting your proxy by mail, telephone or Internet does not limit your right to vote in person at the Annual Meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain a proxy from your broker and bring it to the meeting.

Revoking your proxy. You can revoke your proxy at any time before your shares are voted at the meeting by (1) sending a written notice to Donald G. Kempf, Jr., Executive Vice President, Chief Legal Officer and Secretary, Morgan Stanley Dean Witter & Co., 1585 Broadway, New York, New York 10036, (2) submitting a later proxy or (3) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

Returning your proxy without indicating your vote. If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: FOR the election of the nominees for director named below, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2001, FOR the approval of a performance formula governing annual bonuses under the 1995 Equity Incentive Compensation Plan (EICP) for certain executive officers and in accordance with the judgment of the person voting the proxy on any other matter properly brought before the meeting.

Withholding your vote or voting to "abstain." In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to "abstain." If you vote to "abstain," your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal.

Street name shares may be voted even if you do not submit your proxy or attend the Annual Meeting. Many shareholders hold stock in street name through a broker-dealer. Most broker-dealers are members of the National Association of Securities Dealers, which generally does not allow them to vote shares held in street name unless they are permitted to do so under the rules of a national securities exchange to which they belong. Under the rules of the New York Stock Exchange (NYSE), NYSE member brokers (other than the Company's wholly-owned subsidiaries, Morgan Stanley & Co. Incorporated (MS&Co.) and Dean Witter Reynolds Inc. (DWR)) who do not receive instructions from beneficial owners are entitled to vote on the proposals presented in this Proxy Statement. If MS&Co. and DWR do not receive instructions regarding shares they hold in street name, each is entitled to vote such shares only in the same proportion as the shares represented by votes cast by all record holders with respect to each proposal. If you do not vote your shares held in street name and your broker does not vote them, those shares will have no effect on the outcome of any matter voted on at the Annual Meeting.

Votes required to hold the Annual Meeting. We need a majority of the shares of common stock outstanding on January 22, 2001 present, in person or by proxy, to hold the Annual Meeting.

Votes required to elect directors and to adopt other proposals. A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required for ratification of the appointment of Deloitte & Touche and approval of the performance formula governing annual bonuses.

Other matters to be decided at the Annual Meeting. All of the matters we knew about as of February 16, 2001 to be brought before the Annual Meeting are described in this Proxy Statement. If any matters properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment.

Postponement or adjournment of the Annual Meeting. If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted.

Special instructions apply for employee plan shares.

   Dean Witter START plan. The START trustee must receive your voting instructions for the common stock in your START account on or before March 19, 2001. If the trustee does not receive your voting instructions by that date, it will vote your shares, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA), in the same proportion as the votes that it receives from other START participants.

   Morgan Stanley Dean Witter Employee Stock Ownership Plan (ESOP). The ESOP trustee must receive your voting instructions for the common stock allocated to your ESOP account on or before March 19, 2001. If the trustee does not receive your voting instructions by that date, it will not vote the shares allocated to your account. Shares held by the ESOP that are not allocated to participant accounts will be voted by the trustee, subject to the requirements of ERISA, in the same proportion as the votes that it receives for the allocated shares held by the ESOP.

   Other equity-based plans. State Street Bank and Trust Company acts as trustee for a trust (the Trust) that holds shares of common stock underlying stock unit awards made to employees under several equity-based plans sponsored by the Company. If you are currently a Company employee eligible to receive shares held in the Trust, the trustee must receive your voting instructions on or before March 19, 2001. If it does not receive your instructions by that date, the trustee will vote your shares, together with unallocated shares held in the Trust, in the same proportion as the votes that it receives for shares held in the Trust. The trustee will vote shares held in the Trust on behalf of former Company employees in the same proportion as the votes that it receives for shares held in the Trust.

   On January 22, 2001, there were 44,408,563 outstanding shares in START accounts, 13,312,120 outstanding shares in the ESOP and 96,748,196 outstanding shares in the Trust.

Cost of proxy solicitation. The Company will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and Georgeson Shareholder Communications Inc., may solicit your proxy by telephone or other means. The Company will pay Georgeson a fee of $20,000 plus expenses, and will reimburse brokers, including MS&Co. and DWR and other nominees, for costs they incur mailing proxy materials.

Presentation of information by fiscal year. In this Proxy Statement, the "2000 fiscal year" refers to the twelve-month period from December 1, 1999 to November 30, 2000, the "1999 fiscal year" refers to the twelve-month period from December 1, 1998 to November 30, 1999, and the "1998 fiscal year" refers to the twelve-month period from December 1, 1997 to November 30, 1998.

                         ITEM 1--ELECTION OF DIRECTORS

   Our Board of Directors currently has eleven directors, divided into three classes. Members of each class serve for a three-year term. Shareholders elect one class of directors at each annual meeting. Clarence B. Rogers, Jr., currently a member of the class of directors whose term expires at the Annual Meeting, has informed the Company that, consistent with the retirement provisions of the Board's corporate governance policy, he will not stand for reelection. As a result, the Board has reduced its size from eleven to ten and the size of the class of directors whose term expires at the Annual Meeting from four to three, effective as of the election of directors at the Annual Meeting.

   The Board proposes, based on the recommendation of its Nominating and Directors Committee, the election as directors of Robert P. Bauman, Edward A. Brennan and John W. Madigan for a term ending at the 2004 Annual Meeting. The nominees are all current directors of the Company, and each of the nominees has indicated to the Company that he will serve if elected. We do not anticipate that any nominee will be unable to stand for election, but if that happens, your proxy will be voted for another person proposed by the Board.

Nominees for election to the Board of Directors for a three-year term expiring in 2004

Robert P. Bauman, age 69, has been a director since May 1997 and served as a director of Morgan Stanley Group Inc., a predecessor of the Company, from April 1996 to May 1997. Mr. Bauman was the Chief Executive Officer of SmithKline Beecham plc until April 1994. Mr. Bauman served as non-executive Chairman of BTR plc, a manufacturing and engineering business with global operations, from May 1998 until February 1999 and served as its Deputy Chairman and non-executive director from October 1997 until May 1998. He served as non-executive Chairman of British Aerospace plc from May 1994 until May 1998. Mr. Bauman is also a director of CIGNA Corporation and Union Pacific Corporation and a non-executive director of Invensys plc.

Edward A. Brennan, age 67, has been a director since May 1997 and served as a director of Dean Witter, Discover & Co., a predecessor of the Company, from February 1993 to May 1997. Mr. Brennan was the Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. until August 1995. Mr. Brennan is also a director of AMR Corporation, Minnesota Mining and Manufacturing Company, The Allstate Corporation, Exelon Corporation and Dean Foods Company.

John W. Madigan, age 63, has been a director since July 1, 2000. Mr. Madigan has served as the Chairman of Tribune Company, a media company, since January 1996 and as its Chief Executive Officer since May 1995. Mr. Madigan has also served as President of Tribune since May 1994 and as a director since 1975.

  The Board of Directors recommends a vote FOR the election of all three nominees.

Directors continuing in office -- term expiring in 2002

Charles F. Knight, age 65, has been a director since January 1999. Mr. Knight has served as the Chairman of Emerson Electric Co., a manufacturer of electronics and electrical products, since 1974 and served as its Chief Executive Officer from 1973 until his retirement in October 2000. Mr. Knight also served as President of Emerson from 1995 until March 1997 and as a director since December 1972. Mr. Knight is also a director of Anheuser-Busch Companies, Inc., International Business Machines Corporation, SBC Communications Inc. and BP Amoco p.l.c.

Miles L. Marsh, age 53, has been a director since May 1997 and served as a director of Dean Witter, Discover & Co. from December 1996 to May 1997. Mr. Marsh is a former Chairman and Chief Executive Officer of Fort James Corporation, a manufacturer and marketer of consumer paper products, having served in such position from August 1997, when it was created upon the merger of Fort Howard Corporation and James River Corporation, until November 2000. From January 1996 until August 1997, he served as Chairman of James River and was James River's President and Chief Executive Officer from October 1995 until August 1997. Mr. Marsh is also a director of GATX Corporation and Whirlpool Corporation.

Laura D'Andrea Tyson, age 53, has been a director since May 1997 and served as a director of Morgan Stanley Group Inc. from April 1997 to May 1997. Dr. Tyson has been the Dean of the Walter A. Haas School of Business at the University of California, Berkeley since July 1998. She previously held the Class of 1939 Chair in Economics and Business Administration at the University from January 1997 until July 1998. Dr. Tyson served as Chair of the President's National Economic Council and as the President's National Economic Advisor from April 1995 through December 1996. She is also a director of Eastman Kodak Company, Fox Entertainment Group, Inc., SBC Communications Inc. and Human Genome Sciences, Inc.

Directors continuing in office -- term expiring in 2003

Philip J. Purcell, age 57, has been Chairman of the Board and Chief Executive Officer since May 1997 and served as Chairman of the Board and Chief Executive Officer of Dean Witter, Discover & Co. from 1986 to May 1997. Mr. Purcell is a director or trustee of approximately 100 registered investment companies for which Morgan Stanley Dean Witter Advisors Inc., a wholly-owned subsidiary of the Company, serves as investment manager or investment adviser. Mr. Purcell is also a director of AMR Corporation.

John J. Mack, age 56, has been President, Chief Operating Officer and a director since May 1997 and served as President of Morgan Stanley Group Inc. from June 1993 to May 1997. From March 1992 until May 1997, he served as Chairman of the Operating Committee of Morgan Stanley Group, which was responsible for management of that corporation. Mr. Mack served as a director and a Managing Director of Morgan Stanley Group from December 1987 to May 1997.(/1/)

C. Robert Kidder, age 56, has been a director since May 1997 and served as a director of Dean Witter, Discover & Co. from July 1993 to May 1997. Mr. Kidder has served since January 1995 as Chairman of the Board and Chief Executive Officer of Borden, Inc., a consumer and specialty products company. Mr. Kidder is also a director of Electronic Data Systems Corporation.

Michael A. Miles, age 61, has been a director since May 1997 and served as a director of Dean Witter, Discover & Co. from February 1993 to May 1994 and from January 1995 to May 1997. Mr. Miles has served since January 1995 as a special limited partner in Forstmann Little & Co., a private investment firm with interests in electronics, aerospace, publishing and other industries. Mr. Miles has served as Chairman of the Board of Community Health Systems, Inc., a hospital management company controlled by Forstmann Little, since 1998. He is also a director of Sears, Roebuck and Co., The Allstate Corporation, AOL Time Warner Inc., The Interpublic Group of Companies, Inc., Dell Computer Corporation, AMR Corporation and Exult, Inc.
--------
(1) Mr. Mack resigned from the Company and the Board of Directors, effective March 21, 2001. Robert G. Scott, Executive Vice President and Chief Financial Officer of the Company since 1997, has been elected to succeed Mr. Mack as President, Chief Operating Officer and a member of the Board (term expiring in 2003). Mr. Scott, age 55, served as the head of Morgan Stanley's Investment Banking Division from 1994 to 1996 and has been a director and a Managing Director of Morgan Stanley & Co. Incorporated since 1979.

Board of Directors meetings and committees. The Board of Directors met eight times during the 2000 fiscal year. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member in the 2000 fiscal year (held during the period in which he or she was a member). The Board's standing committees include the following.

   The Audit Committee, which consists of Messrs. Brennan (Chair), Kidder, Madigan and Marsh and Dr. Tyson, held five meetings during the 2000 fiscal year. This committee, among other things, confers with the Company's independent auditors and internal auditors concerning their respective audits and reviews the accounting principles employed in financial reporting.

   The Compensation Committee, which consists of Messrs. Knight (Chair), Bauman, Brennan, Kidder and Rogers, held five meetings during the 2000 fiscal year. This committee, among other things, determines the compensation policies applicable to our senior officers and establishes their compensation in light of these policies. It also administers and interprets our employee compensation plans.

   The Nominating and Directors Committee, which consists of Messrs. Miles (Chair), Bauman, Madigan and Marsh and Dr. Tyson, held two meetings during the 2000 fiscal year. This committee, among other things, evaluates and recommends candidates for election to the Company's Board of Directors, assesses the Board's performance at least every three years, recommends director compensation and benefits philosophy and periodically reviews the Company's corporate governance profile.

The Company's Bylaws specify how a shareholder can nominate persons for election as a director at an annual meeting. Copies of these provisions and procedures are available upon request to Donald G. Kempf, Jr., Secretary, 1585 Broadway, New York, New York 10036.

Director compensation.

   Fees. Employee directors receive no compensation for Board service. Directors who are not our employees (non-employee directors) receive the following annual cash retainers and meeting fees:

       Board Member.................................................... $35,000
       Committee Chair.................................................   7,500
       Committee Member................................................   5,000
       Attendance at Board or Committee Meeting........................   1,000

   Directors' Equity Capital Accumulation Plan (DECAP). Under DECAP, non-employee directors receive a grant of 8,000 stock options and 1,200 shares of common stock upon becoming a director and annually thereafter while serving as a director. In addition, DECAP provides that each non-employee director may elect to: (1) receive all or a portion of his or her annual committee retainers and meeting fees, on a current or deferred basis, in shares of common stock or cash; (2) defer receipt of common stock grants; and (3) receive the annual $35,000 Board retainer either in shares of common stock, on a current or deferred basis, or in stock options (the number of stock options is obtained by multiplying 3 by the quotient obtained by dividing $35,000 by the fair market value of a share of common stock on the award date; each stock option has an exercise price equal to the fair market value of a share of common stock on the award date).

   Other benefits. The Company matches certain charitable gifts by non-employee directors up to $2,000 per year. During the 2000 fiscal year, we matched $2,000 in charitable gifts on behalf of each of Messrs. Kidder, Knight and Rogers. Non-employee directors do not receive Company retirement benefits.

Stock ownership of management. We encourage stock ownership by our directors, officers and employees to align their interests with your interests as shareholders. The following table sets forth the beneficial ownership of common stock, as of January 12, 2001, by each of our directors, director nominees and executive officers named in the Summary Compensation Table, as well as by all our current directors and executive officers as a group.

                                                  Amount of Common Stock
Name                                         Beneficially Owned(/1/)(/2/)(/3/)
----                                         ---------------------------------
Philip J. Purcell(/4/)......................             5,852,705
John J. Mack(/5/)...........................             7,540,306
Vikram S. Pandit............................             2,453,744
John P. Havens..............................             1,546,213
Joseph R. Perella...........................             2,045,539
Peter F. Karches(/6/).......................             3,746,124
Robert P. Bauman............................                43,877
Edward A. Brennan(/7/)......................               257,840
C. Robert Kidder(/8/).......................                74,996
Charles F. Knight...........................                26,012
John W. Madigan.............................                 8,865
Miles L. Marsh..............................                49,600
Michael A. Miles............................                88,584
Clarence B. Rogers, Jr(/9/).................                88,588
Laura D'Andrea Tyson........................                34,894
All directors and executive officers as a
 group (24 persons)(/10/)...................            33,131,253

--------
 (1) Each executive officer and director beneficially owned less than 1% of the shares of common stock outstanding. The group consisting of all of our directors and executive officers beneficially owned approximately 2.96% of the common stock outstanding.

 (2) Includes 2,898,072; 1,782,613; 1,188,306; 700,782; 1,053,987; 1,819,574;
     37,796; 69,796; 69,796; 24,000; 8,865; 40,000; 69,796; 69,796; 29,796;
     and 13,328,763 shares of common stock subject to options that are exercisable within 60 days after January 12, 2001, held by Messrs. Purcell, Mack, Pandit, Havens, Perella, Karches, Bauman, Brennan, Kidder, Knight, Madigan, Marsh, Miles and Rogers and Dr. Tyson and all directors and executive officers as a group, respectively.

 (3) Includes 486,803; 1,770,113; 1,168,466; 806,077; 911,281; 1,915,906; and
     10,184,921 shares of common stock underlying stock units awarded to Messrs. Purcell, Mack, Pandit, Havens, Perella and Karches and all current directors and executive officers as a group, respectively, as part of compensation and held in the Trust.

 (4) Includes 45,362 shares of common stock owned by Mr. Purcell's spouse and 5,064 shares held in a custodial account on behalf of Mr. Purcell's child for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership.

 (5) Mr. Mack resigned effective March 21, 2001.

 (6) Mr. Karches retired from the Company effective September 1, 2000.

 (7) Includes 31,068 shares owned by Mr. Brennan's spouse, over which he has indirect investment and voting power.

 (8) Includes 5,200 shares owned jointly with Mr. Kidder's spouse, over which he has shared investment and voting power.

 (9) Includes 185 shares over which Mr. Rogers has shared investment and voting power with his spouse.

(10) Includes 13,800 shares over which certain of these individuals have shared investment and voting power with family members.

Principal shareholders. The following table contains information regarding each person we know of that beneficially owns more than 5% of our common stock.

                                                              Shares of Common
                                                                    Stock
                                                             Beneficially Owned
                                                             -------------------
Name and Address                                               Number    Percent
----------------                                             ----------- -------
State Street Bank and Trust Company(/1/).................... 119,736,894  10.7%
225 Franklin Street
Boston, MA 02110

--------
 (1) Based on a Schedule 13G Information Statement filed for the year ended December 31, 2000 by State Street, acting in various fiduciary capacities. The Schedule 13G discloses that State Street had sole voting power as to 20,403,663 shares, shared voting power as to 97,443,788 shares, sole dispositive power as to 20,407,397 shares and shared dispositive power as to 99,329,497 shares of common stock; that shares of common stock held by State Street on behalf of the Trust and a Company-sponsored equity-based compensation program amount to 8.8% of the common stock; and that State Street disclaims beneficial ownership of all shares reported therein.

Summary compensation table. The following table contains information about the compensation the Company paid to its Chief Executive Officer, four other most highly compensated executive officers and a former executive officer (the named executive officers) for services performed in the 2000, 1999 and 1998 fiscal years. The table below reflects for the 2000 fiscal year a Total Reward, as determined by the Compensation Committee, of $25 million for each of Messrs. Purcell and Mack, an increase of 4.2% from the 1999 fiscal year. See the Compensation Committee Report on Executive Compensation beginning on page 11. The methodology used to determine the value ascribed to the restricted stock unit awards in the following table is dictated by SEC rules and differs from the Compensation Committee's valuation. We have adjusted the number of shares awarded and the per share prices in the table and the footnotes to reflect the Company's two-for-one stock split effective January 26, 2000.

                                                                                        Long-Term
                                            Annual Compensation                    Compensation Awards
                                 ---------------------------------------------    --------------------------
                                                                                  Restricted      Securities
                                                                  Other Annual      Stock         Underlying       All Other
Name and                  Fiscal                                  Compensation     Award(s)        Options        Compensation
Principal Position         Year  Salary($)(/1/) Bonus($)(/1/)         ($)            ($)             (#)               $
------------------        ------ -------------- -------------     ------------    ----------      ----------      ------------
Philip J. Purcell          2000     $775,000     $12,612,500        $113,178(/2/) $8,531,064(/3/)   266,596(/4/)    $27,000(/5/)
Chairman of the Board
and                                                                                                 313,772(/7/)
                                                                                                  ---------
Chief Executive Officer                                                                             580,368
                           1999      775,000      12,112,500             --        8,184,303(/6/)   277,172(/4/)     25,500(/5/)
                           1998      775,000       8,112,500             --        4,435,319(/8/)   299,290(/4/)     23,100(/5/)
                                                                                                  1,267,724(/7/)
                                                                                                  ---------
                                                                                                  1,567,014

John J. Mack*              2000     $775,000     $12,612,500        $177,647(/2/) $8,531,064(/3/)   266,596(/4/)    $27,000(/5/)
President and Chief                                                                                 110,603(/7/)
                                                                                                  ---------
Operating Officer                                                                                   377,199
                           1999      775,000      12,112,500             --        8,184,303(/6/)   277,172(/4/)     25,500(/5/)
                                                                                                    153,868(/7/)
                                                                                                  ---------
                                                                                                    431,040
                           1998      775,000       8,112,500             --        4,435,319(/8/)   299,290(/4/)     23,100(/5/)


Vikram S. Pandit**         2000     $300,000     $10,350,000             --       $6,868,944(/3/)   214,654(/4/)    $27,000(/5/)
Co-President and COO of    1999      300,000       8,350,000             --        5,413,195(/6/)   183,326(/4/)     25,500(/5/)
Institutional Securities
Group

John P. Havens**           2000     $259,153     $ 8,370,423             --       $5,414,616(/3/)   169,208(/4/)    $27,000(/5/)
Head of Worldwide
Institutional Equity
Division

Joseph R. Perella**        2000     $300,000     $ 7,350,000             --       $4,664,952(/3/)   145,781(/4/)    $27,000(/5/)
Chairman of
Institutional                                                                                       120,507(/7/)
                                                                                                  ---------
Securities Group                                                                                    266,288
                           1999      300,000       8,350,000                       5,413,195(/6/)   183,326(/4/)     25,500(/5/)

Peter F. Karches***        2000     $339,344     $23,618,156(/9/)        --              --         329,542(/7/)        --
former President and COO
of                         1999      450,000      11,775,000             --       $7,935,694(/6/)   268,754(/4/)    $25,500(/5/)
Institutional Securities
Group

--------
* Mr. Mack resigned effective as of March 21, 2001.

** Messrs. Pandit and Perella became executive officers of the Company in 1999; Mr. Havens became an executive officer of the Company in 2000.

*** Mr. Karches became an executive officer of the Company in 1999 and retired from the Company effective September 1, 2000.

(1) Includes amounts contributed to various deferred compensation plans of the Company.

(2) Includes $101,667 for Mr. Purcell and $123,179 for Mr. Mack reflecting personal use of Company aircraft as required by Company policy.

(3) The market value of the common stock underlying restricted stock units
    (RSUs) at the date of grant, without taking into account any diminution in value attributable to the restrictions on such RSUs. Awards of RSUs were granted under the EICP on December 5, 2000 for performance in the 2000 fiscal year; the closing price of the common stock on that date as reported on the New York Stock Exchange Composite Transaction Tape (NYSE Composite Tape) was $72.00 per share. The aggregate number of RSUs awarded on December 5, 2000 to each of the named executive officers is as follows:
    Mr. Purcell--118,487; Mr. Mack--118,487; Mr. Pandit--95,402; Mr. Havens--
    75,203; Mr. Perella--64,791; and Mr. Karches--0. All of these RSUs vest on January 2, 2003, subject to earlier vesting upon the recipient's termination of employment without cause or upon a change of control of the Company. Dividend equivalents are paid on the RSUs at the same rate that dividends are paid on shares of common stock. The RSUs are neither transferable nor generally distributed in the form of shares of common stock for five years after the grant date and are subject to forfeiture in certain circumstances.

    The total number of RSUs (including RSUs awarded on December 5, 2000, awards of restricted stock units made under the Company's Tax Deferred Equity Participation Plan, and RSUs awarded prior to the years reported) owned by each of the named executive officers and the market value of these RSUs as of November 30, 2000 are as follows: Mr. Purcell--539,525 ($34,192,397); Mr. Mack--1,770,113 ($112,180,911); Mr. Pandit--1,168,466 ($74,051,533); Mr.
    Havens--806,077 ($51,085,130); Mr. Perella--911,281 ($57,752,433); and Mr.
    Karches--1,915,906 ($121,420,543). The value ascribed to RSUs has been reported based on the value of the common stock at fiscal year-end, in accordance with rules promulgated by the SEC. The value ascribed to RSUs awarded for the 2000 fiscal year by the Compensation Committee differs from the amounts reported herein. See also the Compensation Committee Report on Executive Compensation beginning on page 11.

(4) Awards under the EICP of stock options for services in the fiscal year shown. These options have Restoration Option Rights (RORs) that are described in footnote 1 of the following table.

(5) Allocations under the Deferred Profit Sharing Plan (DPSP) and the ESOP. For amounts reported for the 2000 fiscal year, the Company allocated 50.4% of such amount to the DPSP and 49.6% to the ESOP. For amounts reported for the 1999 fiscal year, the Company contributed 50.2% of such amount to the DPSP and 49.8% to the ESOP. For amounts reported for the 1998 fiscal year, the Company contributed 45% of such amount to the DPSP and 55% to the ESOP.

(6) The market value of the common stock underlying RSUs at the date of grant, without taking into account any diminution in value attributable to the restrictions on such RSUs. Awards of RSUs were granted under the EICP on December 9, 1999 for performance in the 1999 fiscal year; the closing price of the common stock on that date as reported on the NYSE Composite Tape was $66.4375 per share. The aggregate number of RSUs awarded on December 9, 1999 to each of the named executive officers is as follows:
    Mr. Purcell-- 123,188; Mr. Mack--123,188; Mr. Pandit--81,478; Mr.
    Perella--81,478; and Mr. Karches--119,446. Seventy-five percent of these RSUs vested on January 2, 2000 and the remaining 25% vest on January 2, 2005, subject to earlier vesting upon termination of employment because of retirement, disability or death, or upon a change of control of the Company. These RSUs otherwise have substantially the same terms regarding dividend equivalents, distribution in the form of common stock, transfer and forfeiture as those granted for service in the 2000 fiscal year.

(7) Restoration Options granted upon exercise of RORs.

(8) The market value of the common stock underlying RSUs at the date of grant, without taking into account any diminution in value attributable to the restrictions on such RSUs. Awards of RSUs were granted under the EICP on December 11, 1998 for performance in the 1998 fiscal year; the closing price of the common stock on that date as reported on the NYSE Composite Tape was $33.3438 per share. The aggregate number of RSUs awarded on December 11, 1998 to each of Messrs. Purcell and Mack was 133,018. These RSUs vest ratably over a three-year period that began on January 2, 1999. These RSUs otherwise have substantially the same terms as those granted for service in the 1999 fiscal year.

(9) This amount was paid to Mr. Karches pursuant to the agreement entered into in connection with his retirement (described below).

   There may be employees whose compensation exceeds that of named executive officers. If this is the case, such persons are not named in the table because they are not executive officers.

Option grants in last fiscal year. The table below describes stock options granted to the named executive officers during the 2000 fiscal year (including those awarded on December 5, 2000 for service in the 2000 fiscal year).

                           Number of Securities
                            Underlying Options          % of
                                 Granted(#)        Total Options  Exercise            Grant Date
                         ------------------------- Granted to All  Price               Present
                                      Restoration   Employees in    Per    Expiration Value(/3/)
          Name           Options(/1/) Options(/2/)  Fiscal Year   Share($)    Date       ($)
          ----           ------------ ------------ -------------- -------- ---------- ----------
Philip J. Purcell.......   266,596                      1.05       65.3375 1/02/2011  5,806,239
                                         43,199          .17       95.8125 1/16/2007  1,410,879
                                        270,573         1.06       86.5625 1/16/2007  7,846,617
John J. Mack............   266,596                      1.05       65.3375 1/02/2011  5,806,239
                                         44,617          .18       75.2500 1/02/2008  1,198,859
                                         65,986          .26       75.2500 1/02/2009  1,866,744
Vikram S. Pandit........   214,654                       .84       65.3375 1/02/2011  4,674,985
John P. Havens..........   169,208                       .67       65.3375 1/02/2011  3,685,209
Joseph R. Perella.......   145,781                       .57       65.3375 1/02/2011  3,174,989
                                          4,188          .02       78.1875 1/02/2008    113,788
                                         49,059          .19       78.1875 1/02/2009  1,408,484
                                         14,894          .06       66.2188 1/02/2008    363,563
                                         52,366          .21       66.2188 1/02/2009  1,352,614
Peter F. Karches........       --        10,488          .04      102.8125 1/02/2008    383,232
                                        120,130          .47      102.8125 1/02/2009  4,643,025
                                        198,924          .78      102.8125 1/02/2010  8,064,379

--------
(1) Awards under the EICP for services performed in the 2000 fiscal year. The Compensation Committee approved the grant on December 5, 2000, with an exercise price equal to the average of the closing prices of a share of common stock, as reported on the NYSE Composite Tape, for the five trading days ending on December 5, 2000. These options are not transferable and are subject to forfeiture under certain circumstances. Shares of common stock acquired upon the exercise of such options generally may not be transferred or sold until January 2, 2006. These stock options vest and become exercisable on January 2, 2003. The stock options generally provide that, in the event a change of control of the Company occurs or the recipient terminates employment without cause, any unvested portion will vest and become exercisable, and the shares of common stock acquired upon exercise of such options will no longer be subject to transfer restrictions.

    These options have RORs. RORs entitle the grantee, upon exercise of the underlying option at a time when the grantee is an employee of the Company and upon tendering shares of common stock to the Company in satisfaction of the exercise price of such underlying option, to an additional option (a Restoration Option) to acquire the number of shares of common stock equal to the number of shares of common stock surrendered to pay the exercise price or taxes upon the exercise of the underlying option, at a per share price generally equal to the closing price of a share of common stock as reported on the NYSE Composite Tape on the exercise date of such underlying option. RORs do not increase the option holder's net equity position. Instead, RORs preserve the holder's commitment to the Company by maintaining the holder's net equity position--the sum of shares owned and shares subject to option.

(2) Restoration Options granted upon the exercise of RORs. Each Restoration Option is vested upon grant and has the same expiration date and transfer restrictions as its underlying option. The Restoration Options were granted on the following dates: Mr. Purcell--43,199 on March 24, 2000 and 270,573 on June 20, 2000; Mr. Mack--110,603 on May 16, 2000; Mr. Perella--
    67,260 on December 8, 1999 and 53,247 on October 13, 2000; and Mr. Karches--329,542 on August 28, 2000.

(3) Options described in Footnote (1) were valued by the Compensation Committee by dividing the option exercise price by three. This value, multiplied by the number of options set forth under the caption "Options," equals the grant date present value. The 3-to-1 ratio is based on the Company's historical practices and is competitive with the practices of its major competitors. These options may also be valued using various option pricing models such as the Black-Scholes model. The values obtained using such models depend upon the assumptions used. For example, employing a modified Black-Scholes model, the values could range from a value of $18.87 per option (assuming the option life was five years and exercise at the end of five years) to a value of $25.11 per option (assuming the option life was equal to the term of the option and exercise at the end of the option term). Each of the foregoing values assumes: (i) the stock price volatility was calculated based on the daily price volatility of the common stock for the eight-year period prior to the grant date; (ii) the risk-free rate of return was the average continuous yield, calculated over the seven trading days before the grant date, of a zero coupon U.S. Treasury STRIPS having a remaining term approximately equal to the assumed term of the subject option; and (iii) the Company's estimated annualized dividend yield on the grant date was constant over the life of the option. In addition, for each of these valuations, a discount of 25% was applied to reflect the transfer restrictions on the underlying common stock, and for the period prior to merging, the volatility was determined based on an index of the common stock of Dean Witter, Discover & Co. and Morgan Stanley Group Inc., which, consistent with the ratio at which shares of Morgan Stanley Group were exchanged for Dean Witter Discover common stock in connection with the merger, included 1.65 shares of Dean Witter Discover common stock for every share of Morgan Stanley Group common stock. Options described in Footnote (2) are valued using the modified Black-Scholes model, employing the assumptions and discount utilized in reaching the per option valuation of $25.11 as described above. The values are hypothetical and there is no assurance that such values will be realized. The actual gain, if any, realized on the stock options will depend on the future price of the common stock.

Aggregated option exercises in last fiscal year and fiscal year-end option values. The following table contains the aggregate number of shares of common stock underlying stock options exercised in the 2000 fiscal year and the number of shares underlying stock options held by each named executive officer as of November 30, 2000 (giving effect to awards of stock options on December 5, 2000 for services performed in the 2000 fiscal year).

                                                                Number of Securities
                                                           Underlying Unexercised Options  Value of Unexercised In-the-
                                                                         at                      Money Options at
                         Shares Acquired                      Fiscal Year-End(#)(/3/)        Fiscal Year-End($)(/4/)
                                on             Value       ------------------------------ ------------------------------
          Name           Exercise(#)(/1/) Realized($)(/2/) Exercisable(/5/) Unexercisable Exercisable(/5/) Unexercisable
          ----           ---------------- ---------------- ---------------- ------------- ---------------- -------------
Philip J. Purcell.......     810,000         52,035,217       3,058,000        361,114       96,560,949      1,329,436
John J. Mack............     175,446          7,877,886       1,542,905        702,798       58,678,357     19,134,966
Vikram S. Pandit........         --                 --          988,552        515,636       39,159,538     13,190,394
John P. Havens..........     145,896         11,162,448         620,884        367,594       28,943,052      9,299,976
Joseph R. Perella.......     172,672          6,214,001         934,135        478,539       31,602,670     14,346,999
Peter F. Karches........     492,468         26,327,839       1,579,866        239,708       61,207,485     12,061,987

--------
(1) This column shows the number of shares underlying options exercised in the 2000 fiscal year by the named executive officers. The actual number of shares that the named executive officers received from options exercised in the 2000 fiscal year (net of shares tendered to cover the exercise price and withheld to pay income tax) was: Mr. Purcell--496,228; Mr. Mack--64,843; Mr. Pandit--0; Mr. Havens--145,896; Mr. Perella--52,165; and
    Mr. Karches--162,926.

(2) This column shows the difference between the market price of the common stock on the exercise date and the option exercise price multiplied by the number of shares acquired upon exercise.

(3) The Company has no stock appreciation rights (SARs) granted or outstanding. The sale or disposition of shares of common stock underlying certain of the options is restricted.

(4) The value of unexercised, in-the-money options is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options multiplied by the difference between $65.3375, the average of the closing prices of a share of common stock, as reported on the NYSE Composite Tape, for the five trading days ending on December 5, 2000, and the exercise prices of all such options. The actual gain, if any, realized on the options will depend on the difference between the market price of the common stock on the exercise date and the option exercise price.

(5) Includes options awarded for service during the 1998, 1997 and 1994 fiscal years that vested and became exercisable on January 2, 2001.

Pension plans. The paragraphs below discuss the amounts the Company estimates it will pay to each of the named executive officers in annual benefits upon retirement. The executives are covered under various pension plans, primarily due to the Company's history.

   Mr. Purcell participates in retirement plans, which are defined benefit pension plans intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code) and in other plans, which are nonqualified, unfunded defined benefit pension plans that provide benefits to certain key executives of the Company. Under the plans, "compensation" or "earnings" generally refers to total annual cash compensation for services performed for the Company and its subsidiaries, including pre-tax salary and bonus deferrals, but excluding certain specified items (including, among others, incentive and long-term executive compensation plan awards, the value of stock awards and employer contributions to profit-sharing plans). For the 2000 fiscal year, the covered compensation for Mr. Purcell was limited to $3,200,000 under the terms of the principal nonqualified retirement plan in which he participates. As of November 30, 2000, Mr. Purcell's credited years of service (rounded to the nearest whole year) under the plans was 23 years.

   The table below sets forth the estimated annual benefits payable upon retirement as a single-life annuity to Mr. Purcell under the Company's retirement plans in which he participates. The estimates assume that Mr. Purcell remains in service with the Company until his retirement at age 65 and reflect the offset of Social Security benefits on plan benefits, which varies among the plans in which he participates. The amounts shown in the table are prior to reduction to account for benefits payable to Mr. Purcell under retirement plans of Sears, Roebuck and Co.

                     Estimated Annual Retirement Benefits

        Covered
      Compensation                       Years of Service
      ------------       -----------------------------------------------------------------
                           20               25                30                35
                         -------         ---------         ---------         ---------
      2,000,000          480,858           599,678           746,199           868,336
      2,500,000          602,175           750,986           934,441         1,087,356
      3,000,000          723,491           902,294         1,122,683         1,306,376
      3,500,000          844,808         1,053,602         1,310,924         1,525,396
      4,000,000          966,125         1,204,911         1,499,166         1,744,416

   Messrs. Mack, Havens, Karches, Perella and Pandit participate in retirement plans, which are defined benefit pension plans intended to qualify under
Section 401(a) of the Code, and other plans that are nonqualified, unfunded plans for certain key executives. The compensation of each executive for purposes of determining benefits under the plans during the 2000 fiscal year is the amount reported as base salary in the Summary Compensation Table. As of November 30, 2000, the credited years of service (rounded to the nearest whole year) under the plans for Messrs. Mack, Havens, Karches, Perella and Pandit were 28, 14, 24, 7 and 18 years, respectively.

                     Estimated Annual Retirement Benefits

   Final Average
   Compensation                         Years of Service
   -------------   -----------------------------------------------------------
                      5      10      15       20       25       30       35
                   ------- ------- ------- -------- -------- -------- --------
    $  200,000     $40,000 $60,000 $80,000 $100,000 $100,000 $110,000 $120,000
       300,000      60,000  90,000 120,000  140,000  140,000  140,000  153,200
       400,000      80,000 120,000 140,000  140,000  146,929  176,315  205,700
       500,000     100,000 140,000 140,000  147,543  184,429  221,315  258,200
       600,000     120,000 140,000 140,000  177,543  221,929  266,315  310,700
       700,000     140,000 140,000 155,657  207,543  259,429  311,315  363,200
       800,000     140,000 140,000 178,157  237,543  296,929  356,315  415,700
       900,000     140,000 140,000 200,657  267,543  334,429  401,315  468,200
     1,000,000     140,000 148,772 223,157  297,543  371,929  446,315  520,700

   The table above contains the estimated retirement pension benefits payable as a single-life annuity under the Company's retirement plans for the specified amounts of final average compensation and credited years of service. The estimates in the table assume that the executive is eligible to participate in all of the Company's retirement plans and remains in service with the Company until retirement at age 65. The estimates in the table do not include benefits payable under retirement plans of unrelated employers. For Mr. Karches, annual retirement pension benefits payable as a single-life annuity at age 65 are estimated to be $152,000, based on his credited service of 24 years and compensation at his date of termination of August 31, 2000. For Mr. Mack, annual retirement pension benefits payable as a single-life annuity at age 65 are estimated to be $287,000, based on his credited service of 28 years and projected compensation at his anticipated date of termination of March 21, 2001.

Termination agreement. Effective September 1, 2000, Mr. Karches retired from all positions with the Company and its subsidiaries. Pursuant to an agreement approved by the Compensation Committee, the Company paid Mr. Karches the amount set forth in the Summary Compensation Table and will pay him an additional amount equal to his compensation for the 2000 fiscal year payable over two years. Based upon its own review and consultations with an outside executive compensation consultant, the Company believes that the methodology used to compute these payments was consistent with market practice.

Compensation Committee Report on Executive Compensation.

   Compensation Governance. We are responsible to the Company's Board of Directors and to shareholders for establishing and administering compensation programs for the Company's senior officers (Senior Officers), including Messrs. Purcell, Mack, Pandit, Havens and Perella, the Company's five most highly paid executive officers (the Senior Executives) at the 2000 fiscal year-end. We are also responsible for making all awards under the Company's equity-based employee compensation plans.

   Compensation Policies. Our fundamental policy is to link closely our Senior Officers' compensation with the achievement of annual and long-term performance goals. Our policies are designed to:

  . Award compensation based upon Company, business unit and individual performance;

  . Motivate Senior Officers and employees to achieve strategic business objectives;

  . Provide total compensation competitive with that of the Company's peers, thereby enabling the Company to attract, recruit and retain Senior Officers critical to the Company's long-term success and the creation of shareholder value; and

  . Include a significant equity component in total compensation, thereby aligning the long-term interests of Senior Officers with those of shareholders.

   We consider several factors in awarding compensation. We assess the Company's results, compare them to estimates of competitors' results and receive input and estimates from external sources regarding the competitive market place for the talents and skills of the Company's employees. We use both quantitative and qualitative factors when determining total compensation for Senior Officers and when awarding equity-based compensation to employees. Quantitative factors include, among others, absolute levels of, and year-to-year changes in, return on equity (ROE), net revenues, net income, profit before taxes, earnings per share, book value per share, market share and other key business drivers. Qualitative factors include achievement of pre-established performance goals and subjective assessments of individual performances. We review ROE, profit growth, the ratios of compensation to net revenues and compensation to pre-compensation profit before taxes, both on an absolute basis and compared to estimates of our competitors' performance. We also review survey data regarding peer companies (including data from the Financial Service Companies, as defined below), for purposes of monitoring Senior Officers' compensation levels in relation to performance. We consider all these factors, but determine total compensation based upon a more subjective process, focusing on Company and business unit financial performance on an absolute and comparative basis, individual performance and expected market compensation.

   Our policy is to maximize the tax deductibility of compensation payments to Senior Executives under Section 162(m) of the Code and the regulations thereunder. Our shareholders have approved our incentive plans designed and administered to qualify compensation awarded thereunder as "performance-based" for that purpose. We may, however, authorize payments to Senior Executives that may not be fully deductible if we believe such payments are in our shareholders' interests. At the Annual Meeting, shareholders are being asked to approve a performance formula that will be used to determine maximum bonuses for certain executive officers starting in fiscal 2001.

   Compensation Program. Our Senior Officers receive total compensation, excluding employee benefits, composed of base salary and incentive compensation consisting of cash bonus and equity-based components (such as restricted stock units and stock options). Base salary and incentive compensation constitute a Senior Officer's "Total Reward." In general, the greater the Total Reward, the greater the percentage of the total that is in the form of non-cash, long-term, equity-based compensation.

   Base Salaries. Base salaries are a relatively small portion of our Senior Officers' overall compensation. We consider individual experience, responsibilities and tenure when determining base salaries. Base salaries are generally in the range of median base salaries paid by the Financial Service Companies to employees having duties and responsibilities comparable to those of Senior Officers.

   Incentive Compensation. Our Senior Officers' total compensation is heavily weighted toward performance-based, incentive compensation. Their annual incentive compensation varies by Company, business unit and individual performance. We believe this links Senior Officer compensation with Company, business unit and individual performance, and is consistent with our compensation policies discussed above. Generally, a portion of the annual incentive compensation is paid in cash, and a significant portion is paid in equity-based compensation, the value of which cannot be realized immediately and depends upon the future market value of the Company's stock. We believe that equity-based compensation provides a continuing incentive to Senior Officers to foster the Company's success long after we award the compensation and aligns the interests of our Senior Officers with the interests of shareholders.

   For the 2000 fiscal year, Senior Executives were awarded incentive compensation through the application of performance criteria adopted in accordance with the requirements of Section 162(m). The performance criteria include a formula that links compensation of the Senior Executives to the Company's ROE versus the Company's cost of equity capital and annual growth in book value per share. For the 2001 fiscal year, as described in more detail in
Item 3, we will determine incentive compensation for senior executives subject to a formula that will set the maximum annual bonus amount adopted in accordance with the requirements of Section 162(m). The maximum annual bonus amount will be a fixed percentage of pre-tax income that links compensation of the Senior Executives to the Company's earnings.

   Compensation for the 2000 Fiscal Year. We analyzed several different factors when awarding incentive compensation for the 2000 fiscal year. We:

  . Reviewed the Company's achievements and financial performance for the 2000 fiscal year, as well as individual and business unit performance;

  . Compared the Company's and its business units' financial performance in the 2000 fiscal year to the estimated financial performance of the Financial Service Companies (and subdivisions thereof) and certain other competitors; and

  . Considered the estimated compensation levels of executives of the Financial Service Companies and other competitors.

   These factors were not, however, the sole factors we considered, and we did not attempt to set Total Rewards in a range established by a comparison of the financial performance of, or compensation levels of, the Financial Service Companies or the other competitors operating in the same or similar businesses as the Company. For purposes of this Report, the term "Financial Service Companies" refers collectively to the following companies (or subsidiaries thereof) in the financial services industry: A.G. Edwards, Inc.; American Express Company; Capital One Financial Corporation; The Charles Schwab Corporation; Citigroup Inc.; Credit Suisse First Boston, Inc.; Donaldson, Lufkin & Jenrette, Inc.; The Goldman Sachs Group, Inc.; Lehman Brothers Holdings Inc.; MBNA Corporation; Merrill Lynch & Co., Inc.; Paine Webber Group Inc.; and Prudential Securities Inc.

   We believe the Company performed very well in the 2000 fiscal year. The first half of the year featured a favorable global securities business environment, but the environment generally weakened during the second half. The Company's Credit Services business unit enjoyed a generally favorable business environment throughout the year.

   The Company achieved record earnings in the 2000 fiscal year for the fourth consecutive year, due to strong results in most of its core businesses. The Company's business and revenue diversification and its global presence were reflected in its earnings, both on an absolute basis and relative to its key competitors. The competition for employees, particular in our Institutional Securities business, moderated profit increases to a level below that of revenue growth.

   The Company continued to enhance its competitive positions in core businesses. The Institutional Securities business generally maintained or improved its market share in several key areas in 2000 versus 1999, including a top two ranking in global IPO underwritings and global M&A. For the first time, Institutional Investor ranked the Company #1 in its All-America research poll. The Individual Investor Group improved its market share of domestic retail revenues and Financial Advisors (FAs) and maintained a #2 rank in number of FAs. The Company's Asset Management business achieved excellent results, both financially and in the investment performance of its products. The sales of retail mutual funds increased significantly. The Company's Credit Services business also had a strong year, with managed receivables up over 24% and six million new accounts.

   Overall, the Company's financial performance was very good. Net income increased by 14% and revenues by 20%. The Company's ROE was 30.9%, highest among its key competitors. The Company continued to generate substantial capital internally and repurchased approximately $3.6 billion of common stock while maintaining a strong financial position. In May, Standard & Poor's upgraded our senior debt rating to AA- from A+. The Company now enjoys a double A credit rating from all six rating agencies that cover the Company. We believe the Company's management has it well positioned to meet the challenges of the future.

   We certified in accordance with Section 162(m) that the Company's financial results for the 2000 fiscal year satisfied the performance criteria set in accordance with Section 162(m) for the 2000 fiscal year. After an analysis of the considerations set forth above, we awarded Total Rewards to the Senior Executives for the 2000 fiscal year that were below the Total Rewards yielded by the application of the compensation formula contained in the performance criteria. We awarded incentive compensation to the Senior Officers, including the Senior Executives, partly in cash and partly in the form of long-term equity components (restricted stock units and options). We awarded an average of approximately 46% of each Senior Executive's Total Reward in long-term equity. We ascribed value to restricted stock units based on a 25% discount from the fair market value of the common stock in order to compensate for the restrictions on disposition of these units. Accordingly, the value we ascribed to such units differs from the amounts reported in the Summary Compensation Table under the column headed "Restricted Stock Unit Award(s)" because the amounts contained in the Table are based on the price of common stock on the grant date. We valued stock option awards based upon a ratio of three options per share of the Company's common stock. The ratio is based upon the Company's historical practices and is competitive with the Company's major competitors' compensation practices.

   CEO and President Compensation for the 2000 Fiscal Year. The CEO and the President each received the same salary in the 2000 fiscal year. The base salary reflects their positions' duties and responsibilities and is based on the criteria described in this report. Based upon competitive data, we did not increase the base salary of either the CEO or the President for the 2000 fiscal year. Year-end incentive compensation makes up a large percentage of their Total Reward. We kept all elements of the CEO's and the President's compensation equal.

   We determined incentive compensation for Mr. Purcell and Mr. Mack in accordance with the policies described above relating to all Senior Executives based on substantially the same factors and Section 162(m) performance criteria as for the other Senior Executives. We approved equal annual incentive compensation for Mr. Purcell and Mr. Mack in an amount below the amounts of Total Reward yielded by the application of the compensation formula containing the performance criteria. Based on their individual and Company performance, we decided to award Mr. Purcell and Mr. Mack equal incentive compensation of $24,225,000 million. Their incentive compensation consisted of $12,612,500, 118,487 restricted stock units and options to acquire 266,596 shares of common stock. Their Total Reward was $25 million, which is 4.2% greater than last year. The equity-based awards contain the terms and conditions discussed above on pages 7 through 9. We note that approximately 48% of such incentive compensation was equity-based. Such compensation, therefore, is at risk, because it is tied to the Company's future performance. Such compensation reflects the leadership and management exhibited throughout the year as the Company recorded record financial results, gained market shares in several of its key businesses and maintained its financial strength.

   Conclusion. We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its shareholders. We also believe offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of Senior Officers and other key employees with those of shareholders. We believe that the Company's 2000 fiscal year compensation program met these objectives.

Charles F. Knight, Chair
Robert P. Bauman
Edward A. Brennan
C. Robert Kidder
Clarence B. Rogers, Jr.

Section 16(a) beneficial ownership reporting compliance. The Company believes that, under the SEC's rules for reporting of securities transactions by executive officers and directors, all required reports have been timely filed, except as follows. Joseph R. Perella filed an amended Form 3 relating to 1,436 shares of the Company's common stock purchased (prior to Mr. Perella's becoming an executive officer) by an independent investment adviser for two charitable remainder trusts established by Mr. Perella and a late Form 4 relating to such adviser's sale, on September 27, 2000, of 213 shares held by the trusts. Mitchell M. Merin filed a late Form 4 relating to his acquisition of 126,594 shares of the Company's common stock in an exempt option exercise transaction (surrendering 72,444 shares as payment of the exercise price and taxes). There were no open market sales relating to this transaction.

Certain transactions. During the 2000 fiscal year, our subsidiaries extended credit in the ordinary course of business to certain of our directors, officers and employees, as well as members of their immediate families. These extensions of credit were in connection with margin account loans, mortgage loans, credit cards, revolving lines of credit and other extensions of credit by our subsidiaries. The extensions of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons. The extensions did not involve more than the normal risk of collectability or present other unfavorable features. Officers and employees of our securities and asset management businesses (and members of their immediate families living in the same household) who wish to purchase securities in brokerage transactions are generally required by firm policy to do so through MS&Co. or DWR. These subsidiaries may offer them discounts on their standard commission rates. MS&Co. and DWR also, from time to time and in the ordinary course of their business, enter into transactions on a principal basis involving the purchase or sale of securities and derivative products in which our directors, officers and employees and members of their immediate families have an interest. These purchases and sales may be made at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. In addition, we may, pursuant to stock repurchase authorizations in effect from time to time, repurchase or acquire shares of common stock in the open market or in privately negotiated transactions, which may include transactions with directors, executive officers and employees. These transactions are in the ordinary course of business and at prevailing market prices.

   We may also, from time to time, make advances and loans to certain of our directors, officers and employees in connection with housing, relocation and other expenses. Such advances are against commissions and other compensation that would otherwise be payable to these individuals in the ordinary course of business. In some instances, we do not charge interest on such advances and loans.

   During the 2000 fiscal year, we engaged in transactions in the ordinary course of business with State Street Bank and Trust Company and certain of its affiliates. State Street beneficially owns more than 5% of the outstanding shares of common stock. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

   We also perform, in the ordinary course of business, investment banking, financial advisory and other services for entities with which our directors are affiliated.

Stock performance graph. The following graph compares the cumulative total shareholder return (rounded to the nearest whole dollar) of our common stock, the S&P 500 Stock Index and the S&P Financial Index for our last five fiscal years. The graph assumes a $100 investment at the closing price on November 30, 1995 and reinvestment of dividends on the date of payment without commissions. This table is not intended to forecast future performance of our common stock.

Audit Committee Report. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of five non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NYSE listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement.

   Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

   In this context, we held five meetings during fiscal 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and the Company's independent auditors, Deloitte & Touche LLP. We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

   We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended November 30, 2000 with management, internal auditors and Deloitte & Touche.

   We also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

   The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services.

   Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended November 30, 2000 be included in the Company's Annual Report on Form 10-K. We have also recommended the selection of the Company's independent auditors, and, based on our recommendation, the Board has selected Deloitte & Touche as the Company's independent auditors for the fiscal year ended November 30, 2001, subject to shareholder ratification.

Edward A. Brennan, Chair
C. Robert Kidder
John W. Madigan
Miles L. Marsh
Laura D'Andrea Tyson

          ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has, based on the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as independent auditors for the 2001 fiscal year, subject to shareholder ratification. Deloitte & Touche will audit our consolidated financial statements for the 2001 fiscal year and perform other services.

Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year was approximately $14.5 million.

Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche in the 2000 fiscal year relating to financial information systems design and implementation.

All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche in the 2000 fiscal year was approximately $22.7 million and can be sub-categorized as follows:

     Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions was approximately $5.4 million.

     Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, rendered by Deloitte & Touche in the 2000 fiscal year was approximately $17.3 million.

Ratification of Appointment. A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche as our independent auditors. A representative of Deloitte & Touche will be present with the opportunity to make a statement and to answer your questions. If the shareholders do not ratify the appointment, the Board will reconsider it.

   The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche.

   ITEM 3--APPROVAL OF A PERFORMANCE FORMULA FOR CERTAIN EXECUTIVE OFFICERS

Reasons for approval. The Board of Directors recommends that shareholders approve a performance formula to govern compensation for certain executive officers under Section 162(m) of the Code. The Compensation Committee of the Board adopted the formula to apply to annual bonuses for certain of its executive officers under the EICP for the Company's 2001 fiscal year.

   Approval of the formula is being recommended to preserve the Company's federal income tax deduction for compensation paid to its chief executive officer and its four other most highly compensated executive officers (as such term is defined in Rule 3b-7 of the rules and regulations promulgated under the Securities Exchange Act of 1934). Section 162(m) limits the federal income tax deduction for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exemption for certain performance-based compensation made under qualifying plans. The EICP has been amended to provide that, commencing with the 2001 fiscal year, the maximum annual bonus amount payable to the chief executive officer and each of the four other most highly compensated executive officers will be equal to 0.50% of the Company's Pre-Tax Earnings. This formula will replace the current practice linking the maximum bonus to the attainment of performance criteria established by the Compensation Committee at the beginning of each fiscal year. Pursuant to applicable Treasury Regulations, the Company is submitting the formula for approval by shareholders in order to be able to continue taking advantage of the exemption provided in Section 162(m).

Awards to the Chief Executive Officer and Four Other Most Highly Compensated Executive Officers. The EICP provides that all compensation (other than base salary, dividend equivalents and distributions from the Company's deferred compensation plans, capital accumulation or carried interest plans or other compensation plans designated by the Compensation Committee) paid by the Company to these executive officers for service in a fiscal year must be paid under the EICP, unless the Compensation Committee determines otherwise. In each fiscal year during the term of the EICP, each of the executive officers is eligible to earn an annual bonus. The EICP sets forth a maximum annual bonus amount that may be earned by any of these executive officers.

   For each fiscal year, the proposed maximum annual bonus will be equal to 0.50% of the Company's Pre-Tax Earnings (as defined below) for that fiscal year. "Pre-Tax Earnings" will mean the Company's income before income taxes as reported in its consolidated financial statements, adjusted to eliminate: (1) the cumulative effect of changes in accounting policy (which include changes in generally accepted accounting principles) adopted by the Company, for the relevant fiscal year; (2) expenses classified as "Provisions for Restructuring;" (3) expenses related to "Goodwill Amortization;" (4) gains and/or losses classified as "Discontinued Operations;" and (5) gains or losses classified as "Extraordinary Items," which may include: (A) profits or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (B) gains on restructuring payables; (C) gains or losses on the extinguishment of debt; (D) gains or losses from the expropriation of property; (E) gains or losses that are the direct result of a major casualty; (F) losses resulting from a newly enacted law or regulation; and (G) other expenses or losses that are unusual in nature or infrequent in occurrence. In each instance, the above-referenced adjustment to Pre-Tax Earnings must be in accordance with generally accepted accounting principles and appear on the face of the Company's Consolidated Statements of Income and Comprehensive Income for such fiscal year.

   In determining the tax-deductible bonus amounts payable under the EICP, the Compensation Committee may not pay an executive officer more than the maximum amount indicated by the formula, but will have discretion to pay less than the maximum amount. Prior to awarding any annual bonuses under the formula, the Compensation Committee will evaluate the Company's performance and determine the maximum amount payable under the formula.

   If all or a portion of an annual bonus awarded to one of these executive officers for a given fiscal year is paid in whole or in part in the form of awards under the EICP, then, for purposes of determining the number of shares in such award, the Compensation Committee is permitted to value the shares at a discount to the fair market value to reflect the various restrictions, conditions and limitations applicable to the award, however, (1) such discount cannot exceed 50% of the fair market value determined by the Compensation Committee and (2) the fair market value of the awards granted under the EICP plus any cash paid as an annual bonus shall not exceed the maximum amount payable under the formula. The Compensation Committee may also grant these executive officers stock options or SARs with a per share exercise price equal to the fair market value of a share of common stock on the grant date, subject to the overall limit on the number of shares of common stock that may be made subject to stock options and SARs contained in the EICP.

   Awards made in the future under the formula adopted by the Compensation Committee will be based on the Company's future performance. Accordingly, the amount of incentive compensation to be paid in the future to the Company's current or future covered officers cannot be determined at this time. Actual amounts will depend on the Company's actual performance and on whether the Compensation Committee or the Board elects to reduce such amounts. Had this proposal been in effect for its 2000 fiscal year, the Compensation Committee believes that the annual incentives would have been essentially the same as the compensation reported in the Summary Compensation Table for the Company's current named executive officers.

   The Board of Directors recommends a vote FOR approval of the performance formula.

Shareholder proposals for the 2002 Annual Meeting. Under SEC rules, shareholders intending to present a proposal at the 2002 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Donald G. Kempf, Jr., Secretary, 1585 Broadway, New York, New York 10036. We must receive the proposal no later than October 23, 2001.

   Shareholders intending to present a proposal at the 2002 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in the Company's Bylaws. The Bylaws require, among other things, that a shareholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the preceding year's annual meeting. Therefore, the Company must receive notice of such a proposal for the 2002 Annual Meeting no earlier than November 22, 2001 and no later than December 22, 2001. If the notice is received before November 22, 2001 or after December 22, 2001, it will be considered untimely and we will not be required to present it at the 2002 Annual Meeting.

                       MORGAN STANLEY DEAN WITTER & CO.

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

   The Audit Committee (the "Committee") shall be appointed by the Board of Directors (the "Board") of Morgan Stanley Dean Witter & Co. (the "Company") to assist the Board in monitoring the integrity of the Company's consolidated financial statements, the Company's system of internal controls and the independence and performance of the Company's internal and independent auditors.

   The Committee shall be comprised of at least three (3) members chosen from the Board. Each member of the Committee shall meet the independence and financial literacy requirements and at least one (1) member shall meet the financial expertise requirements of the NYSE applicable to audit committee members of companies whose securities are listed for trading on that exchange.

   The Committee shall have direct access to, and complete and open communication with, the Company's senior management and internal and independent auditors and shall have the authority to retain outside third parties, as it determines appropriate, to assist it in fulfilling its responsibilities.

   The Company's independent auditors shall be accountable to the Board and the Committee. The Committee shall have the authority and responsibility to evaluate the independent auditors and, where appropriate, to recommend to the Board replacement and selection of the independent auditors. The Committee shall:

   1. Review and discuss with management and the independent auditors the Company's audited consolidated financial statements, as well as related significant financial reporting issues, judgments and estimates made in preparing such financial statements and other matters required by professional auditing standards. After review, recommend to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company's Annual Report on Form 10-K.

   2. When deemed appropriate, review with the Company's Chief Legal Officer, or appropriate delegates, legal, disclosure, or other matters that may have a material impact on the Company's consolidated financial statements.

   3. Recommend to the Board the nomination of the independent auditors to be proposed for shareholder approval at the Company's annual shareholders meeting.

   4. Evaluate and satisfy itself as to the independence of the independent auditors by, among other things, ensuring that the independent auditors periodically submit to the Committee a formal written statement delineating all relationships between such auditors and the Company. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and, if appropriate, recommend that the Board take appropriate action to ensure their independence.

   5. Review the annual plan and scope of work of the internal and independent auditors.

   6. Review, as appropriate, the results of internal audits and independent audits of the Company's consolidated financial statements. Discuss related significant internal control matters.

   7. Discuss, as appropriate, the adequacy of the Company's internal controls with the internal and independent auditors and with senior management.

   8. Review the appointment and replacement of the Company's senior internal auditing executive.

   9. Hold regular meetings and make summary reports to the Board and, at least once per year, meet with the independent and internal auditors without Company management present.

  10. Provide the report of the Committee required to be included in the Company's annual proxy statement.

  11. Annually review and assess the adequacy of this charter and, if appropriate, recommend changes to the charter to the Board.

   It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. The Committee's responsibility is one of review. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles.

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                        MORGAN STANLEY DEAN WITTER & CO.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS, MARCH 22, 2001


         The undersigned hereby appoints Donald G. Kempf, Jr., Stephen S. Crawford and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley Dean Witter & Co. which the undersigned is entitled in any capacity to vote if personally present at the 2001 Annual Meeting of Shareholders to be held on March 22, 2001 at 9:00 A.M., local time, at the Company's offices at the Harborside Financial Center, Plaza Two, Jersey City, New Jersey, in the Executive Conference Room on the third floor, and at any adjournments or postponements thereof, in accordance with the instructions set forth in this Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.


                  GRANT YOUR PROXY BY PHONE OR BY INTERNET, OR
               RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.




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
TO GRANT A PROXY BY PHONE, call toll-free in the U.S.: 1-800-690-6903                MARK VOTES AS
----------------------------------------------------------------------               SHOWN USING
TO GRANT A PROXY BY INTERNET, go to: www.proxyvote.com                       OR      BLACK OR BLUE INK  [x]
-------------------------------------------------------                      --


THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH
THE RECOMMENDATION OF THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" ALL
PROPOSALS.                                                                                             -----

                                                                        FOR ALL
                                                           FOR WITHHOLD EXCEPT                                 FOR AGAINST ABSTAIN
1.  To elect as directors all nominees listed (except as   [ ]    [ ]    [ ]     3. To approve a performance   [ ]   [ ]     [ ]
    marked to the contrary below):                                                   formula governing
                                                                                     annual bonuses for certain
                                                                                     executive officers.

    01 Robert P. Bauman        02 Edward A.Brennan         03 John W. Madigan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark
"For All Except" box and strike a line through the nominee's name.

                                                           FOR  AGAINST ABSTAIN

2.  To ratify the appointment of Deloitte & Touche LLP as  [ ]    [ ]    [ ]
    the Company's independent auditors for the fiscal
    year ending November 30, 2001.
                                                                                 Sign exactly as imprinted (do not print). If shares
                                                                                 are held jointly, EACH holder should sign.
                                                                                 Executors, administrators, trustees, guardians and
                                                                                 others signing in a representative capacity should
                                                                                 indicate the capacity in which they sign. An
                                                                                 authorized officer signing on behalf of a
                                                                                 corporation should indicate the name of the
                                                                                 corporation and the officer's capacity.

                                                                                     Dated     ____________________________, 2001



                                                               -------------------------------     -------------------------------
                                                                           Signature                 Co-Owner (if any) Signature

--------------------------------------------------------------------------------

                 PLEASE DETACH AT PERFORATION ALONG DOTTED LINES





                        MORGAN STANLEY DEAN WITTER & CO.

--------------------------------------------------------------------------------
                                    IMPORTANT

              ENSURE RECEIPT OF YOUR PROXY NO LATER THAN 5:00 P.M.
                                ON MARCH 21, 2001

1.     BY INTERNET. GO TO WWW.PROXYVOTE.COM. ENTER YOUR 12-DIGIT CONTROL NUMBER
                          -----------------
       FROM YOUR PROXY CARD AND FOLLOW THE INSTRUCTIONS.
2. BY TELEPHONE. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER FROM YOUR PROXY CARD AND FOLLOW THE INSTRUCTIONS.
3.     BY MAIL. DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

MSDW001

                       MORGAN STANLEY DEAN WITTER & CO.

                         2001 VOTING INSTRUCTION FORM

     Morgan Stanley Dean Witter Trust FSB, as custodian for certain shares beneficially owned by the undersigned, is hereby directed to vote, in person or by proxy, all of the undersigned's shares of common stock of Morgan Stanley Dean Witter & Co. in the undersigned's account with the custodian at the 2001 Annual Meeting of Shareholders of the Company to be held on March 22, 2001 at 9:00 A.M., local time, and at any and all adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.

     The undersigned understands that properly completed voting instructions must be received not later than 5:00 P.M. on March 21, 2001 or the custodian will not vote the undersigned's shares.

                   DIRECT YOUR VOTE BY PHONE OR BY INTERNET,
               OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

------------------------------------------------------------------------------------------------------------------------------------

TO DIRECT YOUR VOTE BY PHONE, call toll-free in the U.S.: 1-800-690-6903
------------------------------------------------------------------------              MARK VOTES AS
TO DIRECT YOUR VOTE BY INTERNET, go to: www.proxyvote.com                     OR      SHOWN USING BLACK    [X]
---------------------------------------------------------                     --      OR BLUE INK


THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
                                                                           ---

                                                               FOR ALL
                                            FOR     WITHHOLD   EXCEPT                                     FOR     AGAINST   ABSTAIN
1.  To elect as directors all nominees      [ ]       [ ]       [ ]       3.  To approve a performance    [ ]       [ ]       [ ]
    listed (except as marked                                                  formula governing
    to the contrary below):                                                   annual bonuses for
                                                                              certain executive officers.
        01 Robert P. Bauman  02 Edward A. Brennan   03 John W. Madigan

    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

                                            FOR     AGAINST   ABSTAIN
2.  To ratify the appointment of Deloitte   [ ]       [ ]       [ ]
    & Touche LLP as the Company's
    independent auditors for the fiscal
    year ending November 30, 2001.



                                                                          Sign exactly as imprinted (do not print). If shares are
                                                                          held jointly, EACH holder should sign. Executors,
                                                                          administrators, trustees, guardians and others signing in
                                                                          a representative capacity should indicate the capacity in
                                                                          which they sign. An authorized officer signing on behalf
                                                                          of a corporation should indicate the corporation's name
                                                                          and the officer's capacity.

                                                                                        Dated     ____________________________, 2001


                                                                          ______________             _______________________________
                                                                            Signature                  Co-Owner (if any) Signature

------------------------------------------------------------------------------------------------------------------------------------
                                        PLEASE DETACH AT PERFORATION ALONG DOTTED LINES


                       MORGAN STANLEY DEAN WITTER & CO.



--------------------------------------------------------------------------------

                                   IMPORTANT
       SUBMIT YOUR VOTING INSTRUCTIONS TO ENSURE RECEIPT NO LATER  THAN
                          5:00 P.M. ON MARCH 21, 2001

1.  BY INTERNET. GO TO WWW.PROXYVOTE.COM. ENTER YOUR 12-DIGIT CONTROL NUMBER
                       ------------------
    FROM YOUR VOTING INSTRUCTION FORM AND FOLLOW THE INSTRUCTIONS.

2. BY TELEPHONE. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER FROM YOUR VOTING INSTRUCTION FORM AND FOLLOW THE INSTRUCTIONS.

3. BY MAIL. DATE, SIGN AND RETURN YOUR VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------

                        MORGAN STANLEY DEAN WITTER & CO.

            2001 VOTING INSTRUCTION FORM FOR MORGAN STANLEY DEAN WITTER & CO. BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, as indicated on the reverse side, in person or by proxy, all of the shares of common stock of Morgan Stanley Dean Witter & Co., in my plan account(s) with any of the following at the 2001 Annual Meeting of Shareholders of the Company to be held on March 22, 2001 at 9:00 A.M., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse and more fully described in the Company's Notice of the 2001 Annual Meeting of Shareholders dated February 16, 2001 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.

 o Morgan Stanley Dean Witter Trust FSB, as custodian under the (i) Dean Witter Reynolds Inc. Financial Advisor Productivity Compensation Plan, (ii) Dean Witter Reynolds Inc. Branch Manager Compensation Plan, and/or (iii) Morgan Stanley Dean Witter & Co. Employee Stock Purchase Plan. I understand that (A) I must sign, date and return this card in order for the custodian to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, the custodian or its proxy intends to vote in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the Annual Meeting.

 o Mellon Bank, N.A., as trustee under the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow). I understand that (A) unless otherwise required by law, the START trustee intends to vote or grant proxies with respect to all undirected START shares in the same proportion as the shares of all START plan participants who have timely delivered properly executed voting instructions, (B) the START trustee or its proxy will vote in its discretion on all other matters that may properly come before the Annual Meeting and (C) the START trustee will hold my voting instructions in the strictest confidence.

o The Northern Trust Company, as record holder and trustee on January 22, 2001, and Mellon Bank, N.A., as successor trustee as of February 20, 2001, under the Morgan Stanley Dean Witter & Co. and Subsidiaries Employee Stock Ownership Plan (ESOP). I understand that, subject to the terms of its trust agreement, the ESOP trustee will not vote or grant proxies with respect to any shares for which no instruction is received. I further understand that the ESOP trustee intends to vote or grant proxies with respect to all unallocated ESOP shares in the same proportion as the shares of all ESOP participants who have timely delivered properly executed voting instructions (with neither an abstention nor noninstruction being deemed a voting instruction to the ESOP trustee for this purpose), unless otherwise required by law.

 o State Street Bank and Trust Company, as trustee under the Amended and Restated Trust Agreement dated as of November 30, 2000, in connection with the Company's 1988 Equity Incentive Compensation Plan, as amended, the Company's 1995 Equity Incentive Compensation Plan, as amended, and the Company's Employees' Equity Accumulation Plan, as amended. I understand that, subject to the terms of its trust agreement, State Street will vote or grant proxies with respect to all shares held in the trust for which no proper instructions are received in the same proportion as the shares for which it has received proper instructions.

I further understand that properly completed voting instructions must be received no later that 5:00 P.M. on March 19, 2001 for my shares to be voted in accordance with my instructions.

                         DIRECT YOUR VOTE BY PHONE OR BY
                       INTERNET, OR RETURN THIS CARD AFTER
                             SIGNING AND DATING IT.

TO DIRECT YOUR VOTE BY PHONE, call toll-free in the U.S.: 1-800-690-6903             MARK VOTES AS
------------------------------------------------------------------------       OR    SHOWN USING               [X]
TO DIRECT YOUR VOTE BY INTERNET, go to: www.proxyvote.com                            BLACK OR BLUE INK
---------------------------------------------------------

THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
                                                                           ---
                                                                                      FOR ALL
                                                                    FOR     WITHHOLD  EXCEPT
1.   To elect as directors all nominees listed (except as marked
     to the contrary below):                                        [ ]        [ ]      [ ]

     01 Robert P. Bauman      02 Edward A. Brennan     03 John W. Madigan

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All
     Except" box and strike a line through the nominee's name.

                                                                    FOR    AGAINST    ABSTAIN
2.   To ratify the appointment of Deloitte & Touche LLP as
     the Company's independent auditors for the fiscal
     year ending November 30, 2001.                                 [ ]      [ ]       [ ]

                                                                    FOR    AGAINST    ABSTAIN
3.   To approve a performance formula governing
     annual bonuses for certain executive officers.                 [ ]      [ ]       [ ]


Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Dated ____________________________, 2001

__________________________________      ____________________________________
          Signature                          Co-Owner (if any) Signature

--------------------------------------------------------------------------------
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINES


                        MORGAN STANLEY DEAN WITTER & CO.

                                    IMPORTANT

        SUBMIT YOUR VOTING INSTRUCTIONS TO ENSURE RECEIPT NO LATER THAN
                           5:00 P.M. ON MARCH 19, 2001

1.   BY INTERNET. GO TO WWW.PROXYVOTE.COM. ENTER YOUR 12-DIGIT CONTROL NUMBER
                        ------------------
     FROM YOUR CARD AND FOLLOW THE INSTRUCTIONS.
2. BY TELEPHONE. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER FROM YOUR CARD AND FOLLOW THE INSTRUCTIONS.
3.   BY MAIL. DATE, SIGN AND RETURN YOUR CARD IN THE ENCLOSED ENVELOPE.

                        MORGAN STANLEY DEAN WITTER & CO.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS, MARCH 22, 2001

The undersigned hereby appoints Donald G. Kempf, Jr., Stephen S. Crawford and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley Dean Witter & Co. which the undersigned is entitled in any capacity to vote if personally present at the 2001 Annual Meeting of Shareholders to be held on March 22, 2001 at 9:00 A.M., local time, at the Company's offices at the Harborside Financial Center, Plaza Two, Jersey City, New Jersey, in the Executive Conference Room on the third floor, and at any adjournments or postponements thereof, in accordance with the instructions set forth in this Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.


              RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

--------------------------------------------------------------------------------

                                             MARK VOTES AS
                                             SHOWN USING BLACK      [X]
                                             OR BLUE INK

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" ALL PROPOSALS.


                                                                                             FOR ALL
                                                                          FOR     WITHHOLD   EXCEPT

1. To elect as directors all nominees listed (except as marked            [  ]      [  ]      [  ]
   to the contrary below):

   01 Robert P. Bauman     02 Edward A. Brennan     03 John W. Madigan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For
All Except" box and strike a line through the nominee's name.

                                                                          FOR     AGAINST    ABSTAIN

2. To ratify the appointment of Deloitte & Touche LLP as the Company's    [  ]      [  ]      [  ]
   independent auditors for the fiscal year ending November 30, 2001.

                                                                          FOR     AGAINST    ABSTAIN

3. To approve a performance formula governing annual bonuses for certain  [  ]      [  ]      [  ]
   executive officers.

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's capacity.

                                      Dated ____________________________, 2001

          -------------------------------     -------------------------------
          Signature                           Co-Owner (if any) Signature

--------------------------------------------------------------------------------
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINES


                        MORGAN STANLEY DEAN WITTER & CO.


                                    IMPORTANT


DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN 5:00 P.M. ON MARCH 21, 2001.

                           NOW TWO NEW AND EASY WAYS
                           TO SUBMIT YOUR VOTE/PROXY

                                                   24 HOURS A DAY
                                              Fast and Convenient

                                              TO VOTE BY INTERNET

                                                   Go to website:
                                                www.proxyvote.com

                                    Follow these four easy steps:

                                      Read the accompanying Proxy
                               Statement and have your proxy card      (1)
                               or voting instruction form at hand

                                                   Go directly to      (2)
                                                www.proxyvote.com

                                       Enter the 12-digit control
                                 number listed on your proxy card      (3)
                                       or voting instruction form

                      Follow the simple instructions and click on      (4)
                         "Final Submission" when you are finished

        7 DAYS A WEEK
        Immediate Posting and Confirmation

        TO VOTE BY TELEPHONE

        Call the toll-free number listed on
        your proxy card or voting instruction
        form using a touch-tone phone

        Follow these four easy steps:

        Read the accompanying Proxy
(1)     Statement and have your proxy card
        or voting instruction form at hand

(2) Call the toll-free number listed on your proxy card or voting instruction form

        Enter the 12-digit control
(3)     number listed on your proxy card
        or voting instruction form

(4)     Follow the simple recorded instructions

                   Thank you for submitting your vote/proxy.
          If you vote by telephone or Internet, you need not return
                  the proxy card or voting instruction form.

                       MORGAN STANLEY DEAN WITTER & CO.

                           MORGAN STANLEY GROUP INC.


                     1995 EQUITY INCENTIVE COMPENSATION PLAN

                  (Plan document as approved December 5, 1995
                         and amended December 18, 2000)

1. Purpose. The purposes of the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of Stock of the Company.

2. Definitions. As used in the Plan, the following capitalized words shall have the meanings indicated below:

   "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

   "Award" means an award made pursuant to the terms of the Plan.

   "Award Agreement" means a written agreement between Morgan Stanley or one of its Subsidiaries which is approved in accordance with Section 12(d), which is executed by the Participant and by an officer on behalf of Morgan Stanley or such Subsidiary and which sets forth the terms and conditions of the Award to the Participant.

   "Award Certificate" means a written certificate issued by Morgan Stanley or one of its Subsidiaries which is approved in accordance with Section 12(d), which is executed by an officer on behalf of Morgan Stanley or such Subsidiary and which sets forth the terms and conditions of an Award.

   "Board" means the Board of Directors of Morgan Stanley.

   "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

   "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan. The Committee shall consist of at least two individuals and shall serve at the pleasure of the Board.

   "Company" means Morgan Stanley and all of its Subsidiaries.

   "Date of the Award" means the effective date of an Award (whether a mandatory Award or an elected Award pursuant to Section 12(a)) as specified by the Committee and set forth in the applicable Award Agreement or Award Certificate.

   "Eligible Individuals" means the individuals described in Section 6 who are eligible for Awards under the Plan.

   "Employee Trust" means any trust established by the Company in connection with an employee benefit plan (including the Plan or the 1988 EICP) under which current and former employees of the Company constitute the principal beneficiaries.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

   "Fair Market Value" means, with respect to a share of Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

   "Morgan Stanley" means Morgan Stanley Group Inc.

   "1988 EICP" means the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, as amended.

   "Option" means an option to purchase Stock, the terms of which are described in Section 9.

   "Option Award" means an Award of Options, pursuant to Section 9. An Option Award may consist of Options, the receipt of which was elected pursuant to
Section 12(a).

   "Other Award" means any other form of award authorized under Section 11 of the Plan. An Other Award may consist of Awards, the receipt of which was elected pursuant to Section 12(a).

   "Participant" means an individual to whom an Award has been made.

   "Plan" means the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan, as the same may be amended from time to time in accordance with Section 16(f) below.

   "SAR" means a stock appreciation right, as described in Section 10.

   "SAR Award" means an Award of SARs pursuant to Section 10. A SAR Award may be freestanding or granted in tandem with another type of Award. A SAR Award may consist of SARs, the receipt of which was elected pursuant to Section 12(a).

   "Section 162(m) Participant" means, for a given fiscal year of Morgan Stanley, any Participant designated by the Compensation Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

   "Shares" means the shares of Stock underlying, constituting, subject to, or corresponding to an Award.

   "Stock" means the common stock, par value $1.00 per share, of Morgan Stanley.

   "Stock Award" means an Award of Shares pursuant to Section 7. A Stock Award may consist of Stock, the receipt of which was elected pursuant to Section 12(a).

   "Stock Unit" means a restricted stock unit, as described in Section 8.

   "Stock Unit Award" means an Award of Stock Units, pursuant to Section 8. A Stock Unit Award may consist of Stock Units, the receipt of which was elected pursuant to Section 12(a).

   "Subsidiary" means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

   "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or with which the Company combines.

   "Term of the Plan" means the period beginning on the date that the Plan is adopted by the Board and ending on the date that the Plan terminates in accordance with Section 3 or 16(f) below.

3. Effective Date and Term. The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of Morgan Stanley. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of stockholder approval; provided, however, that no incentive stock option, within the meaning of Section 422 of the Code, may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.

     4. Stock Subject to Plan.

     (a) [ ] shares of Stock* (whether issued or unissued) shall be authorized for issuance under the Plan (the "Section 4 Limit").

     (b) The number and kind of shares authorized for issuance hereunder, including the maximum number of Shares subject to Options or SARs as provided in
Section 4(d) below, may be equitably adjusted in the discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Stock in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. In the event of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. No fractional shares of Stock shall be reserved or authorized by any such adjustment.

     (c) In calculating the number of shares of Stock remaining for issuance under the Plan, the following rules shall apply:

          1. The Section 4 Limit shall be reduced by the number of Shares subject to outstanding Awards and, for Awards which are not denominated in Shares, by the number of Shares delivered upon payment or settlement of the Award.

          2. The Section 4 Limit shall be increased by the number of shares of Stock tendered to pay the exercise price of any Option, SAR or Other Award and by the number of Shares withheld from any Award to satisfy a Participant's tax withholding obligation or, if applicable, withheld to pay the exercise price of an Option, SAR or Other Award.

          3. The Section 4 Limit shall be increased by the number of Shares subject to an Award (or portion thereof) granted hereunder that is forfeited, is settled through the issuance of consideration other than Shares or otherwise terminates without the issuance of such Shares. With respect to SAR Awards that are settled in whole or in part in Stock, this
     Section 4(c)(3) shall be applied by increasing the Section 4 Limit by the excess, if any, of the number of Shares subject to the SAR Award over the number of Shares delivered to the Participant upon exercise of such Award.

          4. Any Shares underlying Substitute Awards shall not be counted against the Section 4 Limit and shall not be subject to Section 4(d), except in the case of Shares with respect to which Substitute Awards are granted to officers or directors of the Company subject to the reporting obligations of Section 16(a) of the Exchange Act.

-------------------------------
* Such number shall equal 283,800,000 plus the number of Shares that remain available under the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan at such time as the Compensation Committee determines that no further award shall be made under such Plan.

     In no event may the operation of the foregoing result in the issuance under the Plan of a number of Shares in excess of the Section 4 Limit.

     (d) The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant (i) in the fiscal year in which the Plan is approved by the stockholders of Morgan Stanley shall equal 11,022,000 Shares, and (ii) in each subsequent fiscal year shall equal 110% of such maximum number for the preceding fiscal year; provided, however, that the limitation imposed by this Section 4(d) shall not include Options or SARs granted to a Section 162(m) Participant in accordance with Section 14(b) or 14(c) below.

     5. Administration.

     (a) The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from among the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment, exercisability, and the effect, if any, of a Participant's termination of employment with the Company or a change in control of the Company on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to determine whether the terms and conditions of each Award will be set forth in an Award Agreement or Award Certificate and to specify and approve the provisions of the Award Agreements and Award Certificates delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement or Award Certificate delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

     (b) The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are subject on the Date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) who are Section 162(m) Participants or (C) who are officers of Morgan Stanley who are delegated authority by the Committee hereunder, or (ii) under Sections 5(c), 14 and 16(f) of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

     (c) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

     (d) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. In the event of any disagreement between the Committee and the Administrator, the Committee's determination on such matter shall be final and binding on all interested persons, including the Administrator.

     (e) No member of the Committee or the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee or the Administrator be liable for any act or omission of any other member of the Committee or the Administrator. In the performance of its functions with respect to the Plan, the Committee and the Administrator shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee or the

Administrator deems necessary, and no member of the Committee or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

     6. Eligibility. Eligible Individuals shall include all Managing Directors, Principals, Vice Presidents, officers, other key employees and consultants of the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest, other than those individuals who may be designated by the Committee from time to time as ineligible for such period of time as the Committee shall determine. In accordance with rules specified by the Committee, Eligible Individuals may include former employees or former consultants of the Company and such joint ventures, partnerships or similar business organizations. Members of the Committee will not be eligible to participate in the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

     7. Stock Awards. Stock Awards shall consist of one or more Shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. The Shares subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

     8. Stock Unit Awards. Stock Unit Awards shall consist of a grant of one or more Stock Units, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement or Award Certificate, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to Fair Market Value on the payment date of one Share.

     9. Option Awards.

     (a) An Option Award shall consist of the grant of an Option to purchase such number of Shares of Stock as determined by the Committee, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement or Award Certificate, a Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 9(b) below, the number of Shares in respect of which the Option shall have been exercised. Such Options may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code.

     (b) Subject to the provisions of the applicable Award Agreement or Award Certificate, the exercise price of the Option may be paid in cash or previously owned shares of Stock or a combination thereof and, if the applicable Award Agreement or Award Certificate so provides, in whole or in part through the withholding of Shares subject to the Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure approved by the Committee that affords Participants the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

     (c) Options which are intended to qualify as incentive stock options under
Section 422 of the Code shall expire no later than the tenth anniversary of the date of the grant thereof.

     10. SAR Awards. An SAR Award shall consist of the grant of one or more SARs, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement or Award Certificate, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a Share on the date of exercise over the SAR exercise price specified in the applicable Award Agreement or Award Certificate. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof.

     11. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

     12. Awards in General.

     (a) Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures established by the Committee, an Eligible Individual may elect to receive one form of Award permitted under the Plan in lieu of any other form of Award, or may elect to receive an Award under the Plan in lieu of all or part of any compensation which otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. At the discretion of the Committee, Stock Units may at any time be substituted for the portion of a Stock Award that has not vested in accordance with the provisions of the applicable Award Agreement or Award Certificate. The substitution contemplated by the previous sentence may be made at any time prior to the applicable vesting date of the Stock Award.

     (b) For purposes of determining the number of Shares subject to an Award, the Committee may value the Shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares.

     (c) With respect to any dividend or distribution on the Shares corresponding to an Award, the Committee may in its discretion authorize current or deferred payments (payable in cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution.

     (d) In accordance with the procedures specified by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. In connection with such deferral, the Committee may provide that Awards so deferred may be credited with a notional return during the period of deferral based upon the corresponding return on one or more investments designated by the Committee or elected by the Participant in accordance with the procedures established by the Committee for this purpose. The Committee shall have the right at any time to accelerate the payment or settlement of any Award granted under the Plan, including, without limitation, any Award subject to a prior deferral election.

     (e) The terms and provisions of an Award shall be set forth in a written Award Agreement or Award Certificate approved by the Committee and delivered or made available to the Participant as soon as practicable following the Date of the Award.

     (f) The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement or Award Certificate. Notwithstanding the foregoing, the Committee may accelerate
(i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award (including a Stock Award) or (iii) the date on which any Option or SAR first becomes exercisable. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement or Award Certificate the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

     13. Certain Restrictions.

     (a) Except as otherwise provided by the terms of any applicable Employee Trust, prior to the exercise of any Option or SAR Award or payment of Stock pursuant to any Stock Unit Award or Other Award, the Participant shall not have any rights as a stockholder with respect to any Shares of Stock subject to such Option or SAR or corresponding to such Stock Unit or Other Award. Subject to the terms of any applicable Employee Trust, each Participant shall be the beneficial owner of any Shares actually issued by the Company in connection with an Award. Unless otherwise determined by the Committee, certificates representing the Participant's Shares shall be issued in the name of a nominee holder to be designated by the Committee. Except for the risk of forfeiture and the restrictions on transfer which may apply to certain Shares (including restrictions relating to any dividends or other rights), the Participant shall be entitled to all rights of ownership, including, without limitation, the right
(i) to vote such Shares, subject for as long as the Participant is employed by the Company, except where the constraints of local law dictate otherwise, to the preliminary voting procedures set forth in the voting agreement, if any, set forth in the Award Agreement or Award Certificate and (ii) to receive cash or stock dividends thereon.

     (b) Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the Shares received in connection with an Award after the date that the restrictions on transferability of such Shares set forth in the applicable Award Agreement or Award Certificate have lapsed. During the lifetime of the Participant, an Option, SAR or similar-type Other Award shall be exercisable only by him or by the family member or trust to whom such Option, SAR or Other Award has been transferred in accordance with the previous sentence.

     14. Provisions Applicable to Section 162(m) Participants.

     (a) Anything in the Plan to the contrary notwithstanding, unless the Committee determines otherwise, all compensation (other than base salary, dividend equivalents and distributions from the Company's deferred compensation plans, capital accumulation or carried interest plans or other compensation plans designated by the Committee) paid by the Company to Section 162(m) Participants for a given fiscal year shall be paid under the Plan and subject to the terms and provisions of this Section 14.

     (b) (i) Commencing with the fiscal year of the Company beginning December 1, 2000 and for each other fiscal year of Morgan Stanley Dean Witter ending during the Term of the Plan, unless the Compensation Committee determines otherwise, each Section 162(m) Participant will be eligible to earn under the Plan an annual bonus for each fiscal year in a maximum amount equal to 0.5% of the Company's Pre-Tax Earnings (as defined below in Section 14(d)) for that fiscal year (the "Maximum Annual Bonus"). In determining the bonus amounts payable under the Plan, the Compensation Committee may not pay a Section 162(m) Participant more than the Maximum Annual Bonus. No later than 90 days following the commencement of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall designate in writing each Section 162(m) Participant.

     (ii) Following the completion of each fiscal year, the Committee shall certify in writing the Maximum Annual Bonus and the bonus amounts, if any, payable to Section 162(m) Participants for such fiscal year. The bonus amounts payable to a Section 162(m) Participant will be paid annually following the end of the applicable fiscal year after such certification by the Committee in the form of cash or other permissible Awards with a value as of the Date of the Award, determined in accordance with Section 12(b), equal to the value of the annual bonus amount earned by the Section 162(m) Participant for such fiscal year. In determining the bonus amount earned by a Section 162(m) Participant for a given fiscal year, the Committee shall have the right to reduce (but not to increase) the bonus amount payable to such Section 162(m) Participant to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

     (iii) In the event that all or a portion of an annual bonus awarded to a
Section 162(m) Participant for a given fiscal year is paid in whole or in part in the form of Awards under the Plan, then for purposes of determining the number of Shares subject to such Award, the Committee may value the Shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares, but such discount shall not exceed 50% of the Fair Market Value as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. Notwithstanding the foregoing, the Fair Market Value of any Awards granted pursuant to this Section 14(b)(iii) plus any cash paid as an annual bonus shall not exceed the Maximum Annual Bonus.

     (c) The Committee may also grant Section 162(m) Participants Options or SARs with a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant of the Option or SAR, as determined by the Committee, provided that no such Options or SARs shall be granted to a Section 162(m) Participant to the extent that such grant would cause the individual limitation on grants set forth in Section 4 to be exceeded.

     (d) For purposes of this Section 14, "Pre-Tax Earnings" will mean Morgan Stanley Dean Witter's income before income taxes as reported in its consolidated financial statements adjusted to eliminate: (1) the cumulative effect of changes in accounting policy (which include changes in generally accepted accounting principles) adopted by Morgan Stanley Dean Witter, for the relevant fiscal year;
(2) expenses classified as "Provisions for Restructuring"; (3) expenses related to "Goodwill Amortization"; (4) gains and/or losses classified as "Discontinued Operations"; and (5) gains or losses classified as "Extraordinary Items," which may include: (A) profits or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (B) gains on restructuring payables; (C) gains or losses on the extinguishment of debt; (D) gains or losses from the expropriation of property; (E) gains or losses that are the direct result of a major casualty;
(F) losses resulting from a newly enacted law or regulation; and (G) other expenses or losses or income or gains that are unusual in nature or infrequent in occurrence. In each instance, the above-referenced adjustment to Pre-Tax Earnings must be in accordance with generally accepted accounting principles and appear on the face of Morgan Stanley Dean Witter's Consolidated Statements of Income contained in Morgan Stanley Dean Witter's Consolidated Financial Statements for such fiscal year.

     (e) Without further action by the Board, the provisions of this Section 14 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

     15. Investment Representation. Each Award shall be conditioned on the Participant making any representations required in the applicable Award Agreement or Award Certificate. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable local law.

     16. Miscellaneous Provisions.

     (a) As a condition to the making of any Award, the vesting or payment of any Award or the lapse of the restrictions pertaining thereto (including those related to the exercise of an Option or SAR), the Company may require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In accordance with rules and procedures established by the Committee and, in the discretion of the Committee, such payment may be in the form of cash or other property. In accordance with rules and procedures established by the Committee, in satisfaction of such taxes, assessments or other governmental charges the Company may, in the discretion of the Committee, make available for delivery a lesser number of Shares in payment or settlement of an Award or permit a Participant to tender previously owned Shares to satisfy such withholding obligation. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan. In accordance with rules and procedures established by the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

     (b) The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company.

     (c) All expenses and costs in connection with the administration of the Plan or issuance of Shares, Options, SARs, Stock Units or Other Awards hereunder shall be borne by the Company.

     (d) The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

     (e) The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

     (f) The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made. No amendment to the Plan may render any member of the Committee eligible to receive an Award at any time while such member is serving on the Committee.